Exhibit 10.1

NINTH AMENDMENT TO LEASE

This Ninth Amendment to Lease (“Amendment”) is dated as of January 19, 2011 (“Effective Date”), between 111 BARCLAY ASSOCIATES (“Landlord”), the sole beneficiary under CHICAGO TITLE LAND TRUST COMPANY, as successor trustee to LASALLE BANK NATIONAL ASSOCIATION, as successor trustee (“Trustee”) to AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as Trustee under Trust Agreement (“Trust”) dated January 1, 1991 and known as Trust No. 113370-03 and BIOSANTE PHARMACEUTICALS, INC. (“Tenant”).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Office Lease dated December 19, 2003 (“Original Lease”), as amended by a First Amendment to Lease dated February 26, 2004, as modified by Letter Amendment dated March 19, 2004, as amended by Second Amendment to Lease dated January 4, 2005, as amended by Third Amendment to Lease dated January 27, 2006, as amended by Fourth Amendment to Lease dated March 7, 2007, as amended by Fifth Amendment to Lease dated November 2, 2007, as amended by Sixth Amendment to Lease dated April 18, 2008, as amended by Seventh Amendment to Lease dated November 17, 2008, and as amended by the Eight Amendment to Lease dated September 8, 2009 (the Original Lease, as amended by the foregoing letter agreement and amendments, the “Existing Lease”, and the Existing Lease as amended by this Amendment, the “Lease”) pursuant to which Tenant leases a portion of the 2nd floor known as Suite 280 and Suite 220 (“Existing Premises”) of the building known as 111 Barclay Boulevard, Lincolnshire, Illinois (“Building”).

Landlord and Tenant desire to amend the Existing Lease to extend the term through February 28, 2014, relocate the premises to Suite 400 on the 4th floor of the Building, and to otherwise amend the Existing Lease as set forth herein.

NOW THEREFORE, in consideration of the above recitals, which by this reference are incorporated herein, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Definitions.  All capitalized terms used herein which are not defined in this Amendment shall have the meanings ascribed to such terms in the Existing Lease.

2.             Recitals.  The Recitals are incorporated as if fully set forth herein and are true and correct in all material respects.

3.             Representations and Warranties.  Tenant represents and warrants that (a) to Tenant’s actual knowledge, the Existing Lease is in full force and effect, (b) the Existing Lease has not been assigned or encumbered by Tenant, (c) Tenant has no actual knowledge of a defense or counterclaim to the enforcement of the Existing Lease, (d) Tenant has no actual knowledge that it is not entitled to any offset, abatement or reduction of rent under the Lease, (e)  Landlord has completed all work to be performed by Landlord and paid all contributions and other sums due to Tenant under the Existing Lease and (f) to Tenant’s actual knowledge, neither Landlord nor Tenant is in default under any of its obligations under the Existing Lease.

4.             Term.  The Term of the Existing Lease is hereby extended for a period of twenty two (22) months expiring on February 28, 2014 (“Expiration Date”), on the same terms and conditions set forth in the Existing Lease, except as the same are expressly modified by this Amendment, unless sooner terminated pursuant to the terms and conditions of the Lease.  Tenant shall have no further right under the Lease to extend the Term.

5.             Relocation of Premises.

a)             On the date that Landlord has substantially completed the Landlord Work (as defined herein) and delivered written notice to Tenant of the same (such date, the “Substitute Premises Commencement Date”), that portion of the fourth (4th) floor of the Building commonly known as Suite 400 and having an agreed upon rentable area of 20,105 rentable square feet and depicted on Exhibit A-1 attached hereto (“Substitute Premises”) shall be substituted for the Existing Premises (and the Substitute Premises shall thereupon be deemed the Premises under the Lease) upon all of the terms and conditions of the Existing Lease except as the same are expressly modified by this Amendment.  On the Substitute Premises Commencement Date, Exhibit A to the Existing Lease shall be deleted and replaced with Exhibit A-1 attached hereto.

b)            Tenant agrees to accept the Substitute Premises in its current “AS IS — WHERE IS” condition and acknowledges that Tenant shall not receive any allowances, abatements, or other financial concessions in connection with the Substitute Premises; provided, however, that:  (i) Landlord, at Landlord’s sole cost and expense, shall perform the work depicted on the conceptual plan dated January 18, 2011, and attached hereto as Exhibit B (“Landlord’s Work”); and (ii) Landlord shall cause those portions of the Building’s electrical, plumbing, and mechanical systems located in the Premises, including the HVAC system, to be in good working condition.  The Landlord’s Work shall be performed in a first-class workmanlike manner, using building standard materials and finishes.  Landlord has no actual knowledge of any violation of laws, ordinances and regulations applicable to the Substitute Premises, including the ADA.  Landlord shall use commercially reasonable efforts to complete the Landlord’s Work on or before March 1, 2011, but Landlord shall have no liability to Tenant and the Lease shall remain in full force and effect if Landlord is unable to complete the Landlord Work on or before March 1, 2011.

c)             Tenant shall have the right to occupy the Substitute Premises prior to the Substitute Premises Commencement Date for the purpose of preparing the same for Tenant’s occupancy.  Such occupancy shall be subject to all the terms and provisions of the Existing Lease except:  (i) Tenant shall not be required to pay Base Rent or Additional Rent with respect to the Substitute Premises, or for electricity consumed from the Substitute Premises until the Substitute Premises Commencement Date (provided, however that Tenant shall continue to pay Base Rent and Additional Rent for the Existing Premises and to pay for electricity consumed from the Existing Premises during such period in accordance with the Existing Lease): and (ii) Tenant shall permit Landlord to perform the Landlord Work in the Substitute Premises, shall minimize its interference with the performance of the Landlord Work, and agrees that Landlord shall not be liable for any interference with Tenant’s use of the Substitute Premises and, to the extent permitted by law waives all claims against Landlord for damage to persons or property resulting from Landlord’s performance of the Landlord Work, except for claims arising from Landlord’s intentional misconduct.

6.             Vacation of Existing Premises.  Tenant shall vacate and surrender possession of the Existing Premises to Landlord on or before the date which is five (5) business days after the Substitute Premises Commencement Date.  Tenant shall surrender the Existing Premises in the condition required by Section 7 of the Existing Lease; provided, however, that Tenant shall have no duty to restore the condition, or pay for restoration of the Existing Premises, including removal and restoration of any partitions, floor coverings, additions, hardware, improvements, light fixtures or non-trade fixtures in the Existing Premises prior to or after vacation of the Existing Premises.  Notwithstanding the foregoing,

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Tenant shall be required to pay for the cost of any repairs to the Existing Premises necessitated by Tenant’s removal of Tenant’s personal property and trade fixtures, if any, including without limitation, Tenant’s furniture.

7.             Base Rent.  As of the Substitute Premises Commencement Date, Base Rent payable under the Lease shall be as follows:

Period	Annual Base Rent	Monthly Base Rent
3/1/2011 - 2/29/2012	$219,206.00	$18,267.17
3/1/2012 - 2/28/2013	$240,255.00	$20,021.25
3/1/2012 - 2/28/2014	$250,307.00	$20,858.92

8.             Tenant’s Proportionate Share.  For the period commencing on Substitute Premises Commencement Date and ending on February 29, 2012, Tenant’s Proportionate Share shall be 20.51%.  From and after March 1, 2012, Tenant’s Proportionate Share shall be 25.72%.

9.             Additional Parking Spaces.  Commencing on the Substitute Premises Commencement Date, Tenant shall have the right to use, on the same terms and conditions provided under the Existing Lease, thirty (30) additional unreserved exterior parking spaces, for a total of up to seventy-six (76) unreserved exterior spaces.

10.           Brokers.  Each party represents and warrants to the other that they have not dealt directly or indirectly with any broker or finder in connection with this Amendment other than Van Vlissingen and Co. (“Broker”), and that insofar as they know no broker or finder other than Broker negotiated this Amendment or is entitled to any commission in connection therewith.  Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all costs expenses, claims and liabilities (including reasonable attorneys’ fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, and/or the above representation being false.

11.           Successors and Assigns.  The terms, covenants and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

12.           Entire Agreement; Choice of Law.  The Existing Lease as amended by this Amendment, supersedes all prior negotiations, representations, understandings and agreements of, by or between the parties concerning the subject matter hereof, which shall be deemed fully merged herein; shall be construed and governed by the laws of the State of Illinois, and may not be changed or terminated orally.

13.           Existing Lease in Full Force and Effect.  Except for the provisions of this Amendment, all of the terms, covenants, and conditions of the Existing Lease, and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect during the Term and any extension thereof, and are not otherwise altered, amended, revised, or changed.  All Riders, Addendums, Exhibits and Schedules attached to this Amendment are expressly incorporated in this Amendment.

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14.           Non-Binding Until Fully Executed.  Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant.

15.           Counterparts.  This Amendment may be executed in duplicate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  For purposes of this Amendment and the rights of the parties to enforce it, a facsimile or other electronic transmission of a signature shall have the same force and effect as an original signature.

16.           Limitation on Landlord’s Liabiltiy.  It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Building, the Land and the Premises to the terms of this Amendment and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under, or by any of its agents or representatives), the Tenant shall look solely to the interests of Landlord in the Building and Land; that neither Landlord nor Chicago Title Land Trust Company, as Trustee of Trust No 113370-03, shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained and no liability or duty shall rest upon Landlord or Trust to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; that no personal liability or personal responsibility of any sort is assumed by, nor shall at any time be asserted or enforceable against, Chicago Title Land Trust Company, as Trustee under Trust No. 113370-03 or any beneficiaries under Trust or under any land trust which may become the owner of the Building, on account of this Amendment or on account of any representation, warranty, covenant, undertaking or agreement of Landlord in this Amendment contained, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through, or under Tenant; and that this Amendment is executed and delivered by the undersigned Landlord not in its own right, but solely in the exercise of the powers conferred upon it as such Trustee.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first written above.

LANDLORD:

111 BARCLAY ASSOCIATES

By: Van Vlissingen & Co., its authorized agent

By:	/s/ Charles R. Lamphere

Name:	Charles R. Lamphere

Its:	President

TENANT:

BIOSANTE PHARMACEUTICALS, INC.

By:	/s/ Phillip B. Donenberg

Name:	Phillip B. Donenberg

Its:	Senior Vice President of Finance, Chief Financial Officer
and Secretary

Exhibit A-1

SUITE 400

[see attached]

EXHIBIT A-1

FOURTH FLOOR PLAN
1/8" = 1'-0"
MEN
WOMEN
MECHANICAL
ELECTRICAL
TELEPHONE
JANITOR

SUITE 400
111 BARCLAY BOULEVARD – LINCOLNSHIRE CORPORATE CENTER
20,105 RENTABLE SQ. FT.

(Above information is subject to verification and no liability for errors or omissions is assumed. Price is subject to change and listing withdrawn without notice. Members of this firm have an ownership interest in this property.) 06/05

Exhibit B

LANDLORD’S WORK